Exhibit 3.1

Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor – 940 Blanshard Street Victoria BC 1 877 526-1526

Cover Sheet

JAGUAR URANIUM CORP.

Confirmation of Service

Form Filed:	Notice of Change of Directors

Date and Time of Filing:	May 27, 2024 10:39 AM Pacific Time

Name of Company:	JAGUAR URANIUM CORP.

Incorporation Number:	BC1391795

This package contains:

●	Certified Copy of the Notice of Articles

Check your documents carefully to ensure there are no errors or omissions. If errors or omissions are discovered, please contact the Corporate Registry for instructions on how to correct the errors or omissions.

Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor – 940 Blanshard Street Victoria BC 1 877 526-1526

Notice of Articles BUSINESS CORPORATIONS ACT	CERTIFIED COPY Of a Document filed with the Province of British Columbia Registrar of Companies T.K. SPARKS

This Notice of Articles was issued by the Registrar on: May 27, 2024 10:39 AM Pacific Time

Incorporation Number: BC1391795

Recognition Date and Time: Incorporated on December 16, 2022 11:45 AM Pacific Time

NOTICE OF ARTICLES

Name of Company:

JAGUAR URANIUM CORP.

REGISTERED OFFICE INFORMATION

Mailing Address: #1200 - 750 WEST PENDER STREET VANCOUVER BC V6C 2T8 CANADA	Delivery Address: #1200 - 750 WEST PENDER STREET VANCOUVER BC V6C 2T8 CANADA

RECORDS OFFICE INFORMATION

Mailing Address: #1200 - 750 WEST PENDER STREET VANCOUVER BC V6C 2T8 CANADA	Delivery Address: #1200 - 750 WEST PENDER STREET VANCOUVER BC V6C 2T8 CANADA

DIRECTOR INFORMATION Last Name, First Name, Middle Name: Helguero, Luis Ducassi
Mailing Address: CALLE ALFREDO SALAZAR 580 SAN ISIDRO LIMA PERU	Delivery Address: CALLE ALFREDO SALAZAR 580 SAN ISIDRO LIMA PERU

Last Name, First Name, Middle Name: Gold, Steven
Mailing Address: 11 FOREST LANE DRIVE THORNHILL ON L4J 3P2 CANADA	Delivery Address: 11 FOREST LANE DRIVE THORNHILL ON L4J 3P2 CANADA

Last Name, First Name, Middle Name: LeClerc, Max
Mailing Address: 3 RUE DE L’AGENT BAILLY PARIS 75009 FRANCE	Delivery Address: 3 RUE DE L’AGENT BAILLY PARIS 75009 FRANCE

Last Name, First Name, Middle Name: Benavides, Jose Vizquerra
Mailing Address: 127 MUNRO BLVD TORONTO ON M2P 1C7 CANADA	Delivery Address: 127 MUNRO BLVD TORONTO ON M2P 1C7 CANADA

Last Name, First Name, Middle Name: Fisher, Trumbull
Mailing Address: 377 GLOUCESTER AVE OAKVILLE ON L6J 3X3 CANADA	Delivery Address: 377 GLOUCESTER AVE OAKVILLE ON L6J 3X3 CANADA

AUTHORIZED SHARE STRUCTURE

1. No Maximum Class A Common Shares Without Par Value With Special Rights or Restrictions attached

2. No Maximum Class B Common Shares Without Par Value With Special Rights or Restrictions attached
3. No Maximum Preferred Shares Without Par Value With Special Rights or Restrictions attached